UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(1)	Effective July 16, 2009, the Nalco Holding Company Board of Directors appointed Ms. Mary M. VanDeWeghe as a Director of the Company. Ms. VanDeWeghe has been an executive with Lockheed Martin and J.P. Morgan and is currently on the faculty of the Georgetown University McDonough School of Business as professor of the practice of finance. She was Senior Vice President of Finance for Lockheed Martin from 2006 to 2009. From 1996 to 2006, she was CEO and President of Forte Consulting Inc. During that time period, she also served as executive in residence and finance professor at the University of Maryland Smith School of Business. She began her career in 1983 at J.P. Morgan, where she held a variety of positions and rose to the rank of Managing Director. Ms. VanDeWeghe is a Class III Director whose term expires in 2010.
(2)	Ms. VanDeWeghe’s compensation will be an annual cash retainer of $70,000 and a fee of $1,500 for each committee meeting attended. Ms. VanDeWeghe’s compensation will also include stock options and/or restricted stock awards under the Company’s 2004 Stock Incentive Plan.
(3)	The Board has not yet determined committee assignments for Ms. VanDeWeghe.
(4)	None.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Press release of Nalco Holding Company dated July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: July 20, 2009